SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 8, 1995


                             Uniforce Services, Inc.
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             (Exact name of registrant as specified in its charter)


    New York                     0-11876           13-1996648
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(State or other jurisdiction    (Commission       (IRS Employer
     of incorporation)          File Number)   Identification No.)


              1335 Jericho Turnpike, New Hyde Park, New York 11040
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                    (Address of principal executive offices)


Registrant's telephone number, including area code: (516) 437-3300


                                       N/A
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         (Former name or former address, if changed since last report.)




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         ITEM 5.           OTHER EVENTS.

                  Uniforce Services, Inc. (the "Registrant") commenced on Monday, December 11, 1995, an offer to purchase up to 1,250,000 shares (the "Shares") of its common stock, par value $.01 per share (the "Common Stock") at $11.25 per share, net to the seller in cash, upon the terms and conditions set forth in the Offer to Purchase and the related Letter of Transmittal, which together constitute the "Offer." This represents aggregate consideration of up to $14,062,500 in cash for the repurchase of the Shares. If the Offer is oversubscribed, Shares tendered prior to the expiration date will be subject to proration. The Offer will expire at 5:00 P.M., New York City time, on Wednesday, January 10, 1996, unless the Offer is extended.

                  The Offer is not conditioned upon any minimum number of Shares being tendered. The Offer is, however, subject to certain conditions including, without limitation, the condition that there not be a reasonable likelihood that the purchase of the Shares pursuant to the Offer will cause the Common Stock not to be listed on a national securities exchange or not authorized to be quoted on an inter-dealer quotation system of any registered national securities association. The Registrant will not under any circumstances waive this condition.

                  On December 8, 1995, the Registrant entered into an agreement with Heller Financial, Inc. ("Heller") creating a three-year $35,000,000 credit facility (the "Credit Facility") to be used to refinance existing indebtedness, to provide working capital and to finance the Offer and permitted acquisitions. The Credit Facility comprises a term loan in the amount of $3,000,000 (the "Term Loan") to be amortized monthly and a $32,000,000 revolving credit facility (the "Revolving Facility") for loans based upon an advance rate of up to 85% of eligible accounts receivable and eligible service and funding fees receivable. The Term Loan bears interest at the Registrant's election at either the lender's floating base rate plus .25%, or LIBOR (London Interbank Offered Rate) plus 2.25%. Borrowings under the Revolving Facility bear interest at the Registrant's election at either the lender's floating base rate, or LIBOR plus 2.125%. Borrowings under the Credit Facility are secured by a first priority security interest in all owned and after-acquired real and personal property of the Registrant.

                  The Credit Facility contains a variety of affirmative and negative covenants of types customary in an asset-based lending facility, including those relating to reporting requirements, maintenance of records, properties and corporate existence, compliance with laws, incurrence of other indebtedness and liens, restrictions on certain payments and transactions and extraordinary corporate events. The Credit Facility also contains financial covenants relating to maintenance of levels of

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minimal tangible net worth, EBITDA (earnings before interest, taxes, depreciation and amortization), net income and fixed charge coverage and restricting the amount of capital expenditures. In addition, the Credit Facility contains certain events of default of types customary in an asset-based lending facility. Generally, if the Credit Facility is terminated (i) during the first nine months of its term, a fee of 1% of the amount thereof is payable, or (ii) during the succeeding nine months of its term, a fee of .5% of the amount thereof is payable.


         Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      EXHIBITS.

            (10) Loan and Security Agreement, dated as of December 8, 1995, by and among the Registrant as Guarantor, the Subsidiaries of the Registrant Named Therein, as Borrowers and Cross-Guarantors, the Lenders Named Therein, as Lenders, and Heller, as Agent and as a Lender (incorporated by reference to Exhibit (b) to the Registrant's Schedule 13E-4, dated December 11, 1995 (the "Schedule 13E-4")).

            (20)(a) Offer to Purchase, dated December 11, 1995, (incorporated by reference to Exhibit (a)(1) to the Schedule 13E-4).

            (20)(b) Letter of Transmittal, dated December 11, 1995 (incorporated by reference to Exhibit
                                    (a)(2) to the Schedule 13E-4).

            (20)(c) Letter to the Registrant's Shareholders, dated December 11, 1995 (incorporated by reference to Exhibit (a)(6) to the Schedule 13E-4).



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                                  EXHIBIT INDEX

            (10) Loan and Security Agreement, dated as of December 8, 1995, by and among the Registrant as Guarantor, the Subsidiaries of the Registrant Named Therein, as Borrowers and Cross-Guarantors, the Lenders Named Therein, as Lenders, and Heller, as Agent and as a Lender (incorporated by reference to Exhibit (b) to the Registrant's Schedule 13E-4, dated December 11, 1995 (the "Schedule 13E-4")).

            (20)(a) Offer to Purchase, dated December 11, 1995, (incorporated by reference to Exhibit (a)(1) to the Schedule 13E-4).

            (20)(b) Letter of Transmittal, dated December 11, 1995 (incorporated by reference to Exhibit
                                    (a)(2) to the Schedule 13E-4).

            (20)(c) Letter to the Registrant's Shareholders, dated December 11, 1995 (incorporated by reference to Exhibit (a)(6) to the Schedule 13E-4).



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         UNIFORCE SERVICES, INC.



Dated: December 21, 1995                 By:/s/ Harry V. Maccarrone
                                           -----------------------------------
                                            Name:  Harry V. Maccarrone
                                            Title: Vice President - Finance



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